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                                                                    EXHIBIT 99.4



                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

         I hereby consent to being named as a person about to become a director to the Board of Directors of Vista Energy Resources, Inc., a Delaware corporation, in its Registration Statement on Form S-4 and any amendments thereto filed with the Securities and Exchange Commission.

                                             /s/ KENNETH A. HERSH
                                            ------------------------------------
                                                    Kenneth A. Hersh

Dated: August 25, 1998